SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): July 5, 2006
NEUROCRINE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-22705 (Commission File Number)	33-0525145 (IRS Employer Identification No.)

12790 El Camino Real	92130
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 617-7600
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

☐	CFR 240.14d-2 (b)) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

☐	CFR 240.13e-4 (c))

Item 1.02 Termination of a Material Definitive Agreement
Item 8.01. Other Events.
SIGNATURES

Item 1.02 Termination of a Material Definitive Agreement
On July 1, 2006, Neurocrine Biosciences, Inc. (the “Company”) terminated the Amended and Restated Employee Stock Purchase Plan (the “Plan”). The termination was a result of a review of the plan’s effectiveness in providing long-term share ownership to Neurocrine employees. In addition, the Plan had an insufficient amount of shares available to allow full participation by employees. Prior to its termination, the Plan provided employees an opportunity to purchase common stock of the Company at a price equal to 85% of the fair market value of the Common Stock on the exercise date.
Item 8.01. Other Events.
The Company’s Annual Meeting of stockholders was held on June 30, 2006. At the Annual Meeting, stockholders voted on five matters: (i) the election of three Class I Directors for a term of three years expiring in 2009, (ii) the approval of an amendment to the Company’s Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 50,000,000 shares to 110,000,000 shares, (iii) the approval of an amendment to of the Company’s 2003 Incentive Stock Plan, as amended, and the reservation of 4,300,000 shares of common stock for issuance thereunder, (iv) the approval of an amendment to the Company’s Amended and Restated Employee Stock Purchase Plan and the reservation of an additional 725,000 shares of common stock for issuance thereunder, and (v) the ratification of the appointment of Ernst & Young LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2006. The Stockholders approved all five matters and the voting results were as follows:
•	Election of three Class I Directors

Joseph A. Mollica, Ph.D.	For 30,453,120	Withheld 970,560
Wylie W. Vale, Ph.D.	For 30,753,210	Withheld 670,470
W. Thomas Mitchell	For 30,672,705	Withheld 750,975
•	Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 50,000,000 to 110,000000

For 25,351,239	Against 4,560,323	Abstain 1,512,117
•	Approval of an amendment to the Company’s 2003 Incentive Stock Plan, as amended, which increased the number of shares of common stock reserved for issuance from 3,300,000 to 4,300,000 shares

For 16,581,535	Against 8,126,338	Abstain 1,483,368
•	Approval of an amendment to the Company’s Amended and Restated Employee Stock Purchase Plan, which increased the number of shares of common stock reserved for issuance from 625,000 to 725,000

For 23,537,041	Against 1,173,348	Abstain 1,480,852
•	Ratification of the appointment of Ernst and Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006

For 29,364,431	Against 554,161	Abstain 1,505,087

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 6, 2006	NEUROCRINE BIOSCIENCES, INC.
/s/ Paul W. Hawran
Paul W. Hawran
Executive Vice President and Chief Financial Officer